Exhibit 10.10

INTERNATIONAL TOWER HILL MINES LTD.

STOCK OPTION AGREEMENT
(Under 2006 Incentive Stock Option Plan)

THIS AGREEMENT made as of the • day of •.

BETWEEN:

•

(the “Optionee”)

AND:

INTERNATIONAL TOWER HILL MINES LTD., a company validly existing under the laws of British Columbia and having its head office at Suite 2300 — 1177 West Hastings Street, Vancouver, British Columbia, CANADA V6E 2K3

(the “Company”)

WHEREAS:

A.                                    The common shares of the Company are listed on the TSX Venture Exchange (the “TSXV”) and the Company is subject to the regulatory jurisdictions of the TSXV and the British Colombia and Alberta Securities Commissions (the “Commissions”);

B.                                    In accordance with the Company’s 2006 Incentive Stock Option Plan (the “Plan”), the Directors of the Company have authorized the granting of options to purchase shares in the capital stock of the Company to Employees, Senior Officers, Directors, Non-Employee Directors, Management Company Employees and Consultants of the Company and its Affiliates in order to provide an additional incentive to such persons to participate actively in the success of the Company;

C.                                    This Agreement is made and entered into pursuant to and in accordance with the Plan.

NOW THEREFORE THIS AGREEMENT WITNESSES:

DEFINITION

1.                                      In this Agreement, all terms used herein and which are defined in the Plan will have the same meanings as assigned to them in the Plan.

GRANTING OF OPTION

2.                                      The Company hereby irrevocably grants to the Optionee a non-assignable, non-transferable option to purchase • Shares (the “Option”) at a price of $• per Share (the “Option Price”).

3.                                      The Option is not qualified under Section 422 of the United States Internal Revenue Code, and is therefore a “non-qualified” stock option for US tax purposes.

EXERCISE OF OPTION

4.                                      The Option, or any part thereof, may be exercised by the Optionee at any time and from time to time, until and including •, by notice in writing to the Company to that effect.  Any such notice given to the Company (an “Exercise Notice”) will specify the number of Shares with respect to which the Option is then being exercised and will be accompanied by a certified cheque, bank draft or money order in favour of the Company in full payment of the Option Price for the number of Shares then being purchased.

DELIVERY OF SHARE CERTIFICATE

5.                                      The Company will, within three (3) business days after receipt of an Exercise Notice, deliver to the Optionee a certificate representing the number of Shares with respect to which the Option was exercised and issued as of the date of the Exercise Notice.

6.                                      An Exercise Notice will be deemed to have been given, if delivered, on the date of delivery, or if mailed, on the second (2nd) day after the date of mailing in any post office in Canada.  A mailed Exercise Notice will be sent by prepaid registered mail addressed to the Company at its head office from time to time.

OPTION ONLY

7.                                      Nothing herein contained or done pursuant hereto will obligate the Optionee to purchase and/or pay for any Shares, except those Shares in respect of which the Optionee has exercised all or any part of the Option granted hereunder.

8.                                      The Optionee will not have any rights whatsoever as a member of the Company or the holder of any of the Shares optioned hereunder other than in respect of optioned Shares for which the Optionee has exercised all or any part of the Option granted hereunder and which have been taken up and paid for in full.

INCORPORATION OF TERMS AND CONDITIONS OF PLAN

9.                                      The Option has been granted in accordance with and subject to the terms and conditions of the Plan, all of which are incorporated herein by reference as fully as if each and every such term and condition were set forth in this agreement seriatim.

TIME OF THE ESSENCE

10.                               Time is and will be of the essence of this agreement.

SUCCESSORS

11.                               This agreement will enure to the benefit of and be binding upon the heirs, executors and administrators of the Optionee and the successors and assigns of the Company.

COLLECTION OF PERSONAL INFORMATION

12.                               The Optionee acknowledges and consents to the fact the Company is collecting the Optionee’s personal information for the purpose of completing the grant of the Option to the Optionee and obtaining all necessary regulatory acceptances, orders, approvals and consents thereto.  The Optionee acknowledges and consents to the Company retaining the personal information for as long as permitted or required by applicable law or business practices.  The Optionee further acknowledges and consents to the fact the Company may be required by applicable securities laws, stock exchange rules, and Investment Dealers Association (“IDA”) rules to provide regulatory authorities with any personal information provided by the Optionee respecting him/herself, and further consents to the collection, use and disclosure of any such personal information by any securities regulatory authority or stock exchange or the IDA from time to time including, without limitation, the collection, use and disclosure as set out in Appendix 6A to the TSXV Policy entitled “Acknowledgement — Personal Information”.

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IN WITNESS WHEREOF the parties hereto have caused these presents to be executed as of the day and year first above written.

SIGNED, SEALED and DELIVERED by	)
• in the presence of:	)
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Name	)
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Address	)	•
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Occupation	)

The Corporate Seal of	)
INTERNATIONAL TOWER HILL	)
MINES LTD. was hereunto affixed in the	)
presence of:	)
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	)	C/S
Authorized Signatory	)
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Authorized Signatory